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                                                                 EXHIBIT (D)(26)


                                     FORM OF

                        SUB-INVESTMENT ADVISORY AGREEMENT
                   BETWEEN ABN AMRO ASSET MANAGEMENT (USA) LLC
                      AND MFS INSTITUTIONAL ADVISORS, INC.


         SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made this ___ day of ____________, 2001, by and between ABN AMRO Asset Management (USA) LLC (hereinafter referred to as the "Investment Adviser") and MFS Institutional Advisors, Inc. (hereinafter referred to as the "Sub-Adviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

                               W I T N E S E T H:

         WHEREAS, the Investment Adviser wishes to enter into a contract with the Sub-Adviser to render the Investment Adviser the following services:

         Provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments regarding assets of the ABN AMRO Value Fund (hereinafter referred to as the "Fund"; the Fund is a series of the ABN AMRO Funds, hereinafter referred to as the "Trust"), subject to oversight by the Board of Trustees of the Trust and the supervision of the Investment Adviser.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

         1. As compensation for the services enumerated herein, the Investment Adviser will pay the Sub-Adviser a fee, which shall be calculated monthly and payable monthly, as set forth in Schedule A hereto.

         If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Sub-Adviser's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average daily net asset value of the Fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.

                   2. This Agreement shall become effective as of the date first above written, subject to the approval of the Trustees of the Trust in accordance with the provisions of the Investment Company Act of 1940 (the "Act"). The Investment Adviser will promptly advise the Sub-Adviser as to the giving of such approval. The Investment Adviser represents that it is the investment adviser of the Fund, with the authority as such to enter into this Agreement.

                   3. This Agreement shall continue for a period ending one year from its effective date. It may be renewed thereafter by the Investment Adviser and the Sub-Adviser for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust's Trustees, who are not parties to such Agreement or interested persons of such a party, cast

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         in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate automatically without the payment of any penalty upon termination of the Investment Advisory Agreement ("Investment Advisory Agreement") relating to the Fund between the Trust and the Investment Adviser (accompanied by simultaneous notice to the Sub-Adviser) or upon sixty days' written notice by the Trust to the Sub-Adviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the Act, have terminated this Agreement. This Agreement may also be terminated by the Sub-Adviser without penalty upon sixty days' written notice to Investment Adviser and the Trust.

         This Agreement shall terminate automatically in the event of its assignment or (upon notice thereof to the Sub-Adviser) the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund as required by the Act (in each case as the term "assignment" is defined in Section 2(a)(4) of the Act).

                   4. Subject to the supervision of the Board of Trustees of the Trust and the Investment Adviser, the Sub-Adviser will provide an investment program for the Fund, including investment research and management with respect to securities and investments, including cash and cash equivalents in the Fund, and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objective policies and restrictions as stated in the Prospectus (as used herein this term includes the related Statement of Additional Information). The Sub-Adviser further agrees that it:

                      (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal or State agencies which now have or in the future will have jurisdiction over its activities;

                      (b) will pay expenses incurred by it in connection with
              its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for the Fund, provided that the Sub-Adviser will not pay for or provide a credit with respect to any research provided to it in accordance with
              Section 4(c);

                      (c) will place orders pursuant to its investment
              determinations for the Fund either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best overall price and the most favorable execution of its orders, except as provided below. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser has been advised by the Investment Adviser that the Trust has authorized the Investment Adviser to authorize the Sub-Adviser, in its discretion, to purchase and sell securities to and from brokers and dealers who promote the sale of Fund shares and the Investment Adviser hereby so authorizes the Sub-Adviser. In no instance will securities be purchased from or sold to the Sub-Adviser or any affiliated person of the Sub-Adviser or of the Fund as principal. Notwithstanding the foregoing sentence, the Sub-Adviser may arrange for the execution of brokered transactions through an affiliated broker dealer in conformity with policies and procedures for such purpose if, when, and as established by the Trustees of the Fund. Subject to policies established by the Board of Trustees of the Trust and communicated to the Sub-Adviser, it is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member

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              of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion.

                      (d) will review the daily valuation of securities owned by the Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Sub-Adviser, and will promptly notify the Trust and the Investment Adviser if the Sub-Adviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Sub-Adviser is not required by this sub-paragraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities.

                      (e) will attend regular business and investment-related
              meetings with the Trust's Board of Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser.

                      (f) maintain books and records with respect to the
              securities transactions for the Fund, furnish to the Investment Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Adviser all of the Sub-Adviser's reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

                   5. Sub-Adviser agrees with respect to the services provided to the Fund that it:

                      (a) will upon request telecopy trade information to the
              investment adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Investment Adviser; and

                      (b) will treat confidentially and as proprietary
              information of the Trust all records and other information relative to the Fund and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Sub-Adviser is advised by counsel that the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

                   6. In compliance with the requirements of Rule 31a-3 under the Act, Sub-Adviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, that Sub-Adviser may retain copies thereof at its own expense. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act relating to transactions placed by Sub-Adviser for the Fund.

                   7. It is expressly understood and agreed that the services to be rendered by the Sub-Adviser to the Investment Adviser under the provisions of this Agreement are not to be


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         deemed to be exclusive, and the Sub-Adviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby.

                   8. The Investment Adviser agrees that it will furnish currently to the Sub-Adviser all information with reference to the Fund and the Trust that is reasonably necessary to permit the Sub-Adviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Sub-Adviser procedures consistent with the Trust's contract with the Fund's custodian from time to time (the "Custodian"), and reasonably satisfactory to Sub-Adviser, for consummation of portfolio transactions for the Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Sub-Adviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

                   9. The Sub-Adviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Sub-Adviser of its duties under this agreement except that nothing herein contained shall be construed to protect the Sub-Adviser against any liability by reason of the Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

                   10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.

                   11. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved in accordance with the Act.

                   12. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

To the Investment Adviser at:            ABN AMRO Asset Management (USA) LLC
                                         161 North Clark Street
                                         Chicago, Illinois  60601
                                         Attn:  Stuart D. Bilton
                                         Facsimile:  (312) 223-5143

To the Sub-Adviser at:                   MFS Institutional Advisors, Inc.
                                         500 Boylston Street
                                         Boston, MA  02116
                                         Attn:  Cheryl Keller

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                                         Facsimile:  (617) 954-6629

                                         With a copy to:
                                         Robert T. Burns
                                         Facsimile:  (617) 954-7764

To the Fund or the Trust at:             The ABN AMRO Funds
                                         161 North Clark Street
                                         Chicago, Illinois  60601
                                         Attn:  Gerald F. Dillenburg
                                         Facsimile:  (312) 223-5608


or addressed as such party may from time to time designate by notice to other parties in accordance herewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ATTEST:                                  ABN AMRO ASSET MANAGEMENT (USA)
                                         LLC

-------------------------
                                         By:
                                            -----------------------------------

ATTEST:                                  MFS INSTITUTIONAL ADVISORS, INC.


                                         By:
                                            -----------------------------------
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                               SCHEDULE A SUMMARY
                          Effective December ___ , 2001

         ABN AMRO VALUE FUND

         Investment Adviser will pay to Sub-Adviser an annual fee equal to 0.40 of 1% per annum on the first $250 million of the Fund's average daily net assets; 0.35 of 1% per annum on the next $250 million of the Fund's average daily net assets; and 0.325 of 1% per annum on the Fund's average daily net assets between $500 million and $900 million.



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